SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 19, 2003

Radian Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Market Street, Philadelphia, PA	19103
(Address of principal executive offices)	(zip code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99	Annual Statements, prepared on a statutory accounting basis, for the year ended December 31, 2002, of each of Radian Guaranty Inc., Radian Insurance Inc., Radian Asset Assurance Inc. and Radian Reinsurance Inc.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 19, 2003, Radian Group Inc. (the “Company”) posted on its website, in the “Investor Information” section, Annual Statements setting forth certain financial information prepared on a statutory accounting basis, for fiscal 2002, for each of the following four insurance subsidiaries of the Company: Radian Guaranty Inc., Radian Insurance Inc., Radian Asset Assurance Inc. and Radian Reinsurance Inc. The Annual Statements are attached hereto as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: August 19, 2003	By:	/s/ C. ROBERT QUINT

C. Robert Quint Chief Financial Officer